Exhibit 99.1
For Immediate Release

Press Release

Roka Bioscience Strengthens Management Team to Drive Growth
Appoints Mary Duseau as Chief Commercial Officer

Warren, NJ - February 5, 2015/PR Newswire - Roka Bioscience, Inc. (NASDAQ:ROKA), a molecular diagnostics company focused on providing advanced testing solutions for the detection of foodborne pathogens, today announced that Mary Duseau has been named Senior Vice President and Chief Commercial Officer, reporting to Paul Thomas, President and Chief Executive Officer.

“I am pleased to announce the addition of Mary Duseau to our senior management team,” said Paul Thomas. “Ms. Duseau has a distinguished background in commercial leadership and brings a level of experience and talent that we expect will help drive growth in our business and capitalize on opportunities for Roka to become a leader in the food safety testing market.”

Ms. Duseau brings more than 25 years of sales and marketing experience to her role as Chief Commercial Officer, most recently serving as Global Sales Director at Andor Technologies, a division of Oxford Instruments. Prior to joining Andor Technologies, Ms. Duseau held various sales and management roles of increasing responsibility with Perkin Elmer from 2000 through 2012.

About Roka Bioscience

Roka Bioscience is a molecular diagnostics company focused on developing and commercializing advanced testing solutions for the food safety testing market. Our Atlas Detection Assays incorporate our advanced molecular technologies and are performed on our “sample-in, result-out” Atlas System that automates all aspects of molecular diagnostic testing on a single, integrated platform. The Atlas System and Detection Assays are designed to provide our customers with accurate and rapid test results with reduced labor costs and improved laboratory efficiencies. For more information, visit http://rokabio.com.
Forward Looking Statements
This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934 and the Private Securities Litigation Reform Act, as amended (the "Exchange Act"). These forward-looking statements are based on current expectations, estimates, forecasts and projections about the industry and markets in which we operate and management's current beliefs and assumptions. Any statements contained herein (including, without limitation, statements to the effect that we "believe", "expect", "anticipate", "plan" and similar expressions) that are not statements of historical fact should be considered forward-looking statements. These statements relate to future events or our financial performance and involve known and unknown risks, uncertainties and other factors that could cause our actual results, levels of activity, performance or achievement to differ materially from those expressed or implied by these forward looking statements.

There are a number of important factors that could cause actual results to differ materially from those indicated by such forward-looking statements. Such factors include those set forth in the Company's filings with the Securities and Exchange Commission. Given these uncertainties, you should not place undue reliance on these forward-looking statements. These forward-looking statements represent our estimates and assumptions only as of the date of this press release and, except as required by law, we undertake no obligation to update or review publicly any forward-looking statements, whether as a result of new information, future events or otherwise after the date of this press release.

Investor Contact:
Roka Bioscience, Inc.
ir@rokabio.com
855-ROKABIO (855-765-2246)
Source: Roka Bioscience